Exhibit 4.1

EXECUTION VERSION

FIFTH AMENDMENT

TO

FIFTH AMENDED AND RESTATED

CREDIT AGREEMENT

DATED AS OF SEPTEMBER 6, 2013

AMONG

WHITING PETROLEUM CORPORATION,

AS PARENT GUARANTOR,

WHITING OIL AND GAS CORPORATION,

AS BORROWER,

JPMORGAN CHASE BANK, N.A.

AS ADMINISTRATIVE AGENT,

BANK OF AMERICA, N.A. AND WELLS FARGO BANK, N.A.

AS SYNDICATION AGENTS,

COMPASS BANK AND U.S. BANK NATIONAL ASSOCIATION

AS DOCUMENTATION AGENTS,

AND

THE LENDERS PARTY HERETO

FIFTH AMENDMENT TO FIFTH AMENDED AND RESTATED

CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Fifth Amendment”) dated as of September 6, 2013 is among Whiting Petroleum Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Parent Guarantor”), Whiting Oil and Gas Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”, and together with the Parent Guarantor, the “Obligors”), each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. The Borrower, the Parent Guarantor, the Administrative Agent, the Syndication Agents, the Documentation Agents and the Lenders are parties to that certain Fifth Amended and Restated Credit Agreement dated as of October 15, 2010, as amended by that certain First Amendment to Fifth Amended and Restated Credit Agreement, dated as of April 15, 2011, that certain Second Amendment to Fifth Amended and Restated Credit Agreement, dated as of October 12, 2011, that certain Third Amendment to Fifth Amended and Restated Credit Agreement, dated as of October 19, 2012, that certain Fourth Amendment to Fifth Amended and Restated Credit Agreement, dated as of June 27, 2013 (as further amended, restated, modified or supplemented, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower has requested and the Administrative Agent and the Required Lenders have agreed to make certain changes to the Credit Agreement.

C. NOW, THEREFORE, to induce the Administrative Agent and the Lenders party hereto to enter into this Fifth Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized definitional term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Fifth Amendment. Unless otherwise indicated, all section references in this Fifth Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.02.

(a) The definitions of “Fifth Amendment” and “Fifth Amendment Effective Date” are hereby added where alphabetically appropriate:

“Fifth Amendment” means that certain Fifth Amendment to Fifth Amended and Restated Credit Agreement, dated as of September 6, 2013, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Fifth Amendment Effective Date” means September 6, 2013.

(b) The definition of “Agreement” is hereby amended to read:

“Agreement” means this Fifth Amended and Restated Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, as the same may be amended or supplemented from time to time.

2.2 Amendment to Section 9.02(g). Section 9.02(g) is amended to read as follows:

(g) Permitted Additional Senior Notes issued by the Parent Guarantor and any guarantees of such Debt by the Borrower or any other Guarantor, provided that (i) at the time of incurring such Debt (A) no Default has occurred and is then continuing and (B) no Default would result from the incurrence of such Debt after giving effect to the incurrence of such Debt (and any concurrent repayment of Debt with the proceeds of such incurrence), (ii) such Debt does not have any scheduled amortization prior to ninety-one days after the Maturity Date, (iii) such Debt does not mature sooner than two years after the Maturity Date, (iv) the covenants of such Debt are not materially more onerous, taken as a whole, than the terms of this Agreement and the other Loan Documents, (v) such Debt and any guarantees thereof are on prevailing market terms for similar situated companies, (vi) the Borrowing Base is reduced as pursuant to Section 2.07(e) and prepayment is made to the extent required by Section 3.04(c)(iii); provided, that, the Parent Guarantor may issue up to $2.3 billion of Permitted Additional Senior Notes at any time between the Fifth Amendment Effective Date and the next Scheduled Redetermination Date (anticipated to occur in the fall of 2013) after the Fifth Amendment Effective Date without reducing the Borrowing Base in accordance with Section 2.07(e) or making a prepayment pursuant to Section 3.04(c)(iii) (it being understood that to the extent any such issuance or issuances during such period exceed $2.3 billion, a reduction of the Borrowing Base under Section 2.07(e) will occur with respect to such excess amount only), and (vii) at the time such Permitted Additional Senior Notes are incurred, the Fixed Charge Coverage Ratio (as defined in the Second Supplemental Indenture, dated as of September 24, 2010, among the Parent Guarantor, the Borrower and The Bank of New York Mellon Trust Company, N.A., as in effect on the Fifth Amendment Effective Date) for the Parent Guarantor’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Permitted Additional Senior Notes are incurred would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the Permitted Additional Senior Notes had been incurred at the beginning of such four-quarter period; and any Permitted Refinancing Debt in respect thereof.

2

Section 3. Borrowing Base Adjustment Waiver

The parties hereto agree that any issuance or issuances of Permitted Additional Senior Notes of less than or equal to $2.3 billion at any time between the Fifth Amendment Effective Date and the next Scheduled Redetermination Date (anticipated to occur in the fall of 2013) after the Fifth Amendment Effective Date will not result in a reduction of the Borrowing Base under Section 2.07(e) or a prepayment under Section 3.04(c)(iii). To the extent any such issuance or issuances during such period exceed $2.3 billion, a reduction of the Borrowing Base under Section 2.07(e) will occur with respect to such excess amount only.

Section 4. Conditions Precedent. This Fifth Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):

4.1 The Administrative Agent shall have received from the Borrower, the Parent Guarantor and the Required Lenders, counterparts of this Fifth Amendment signed on behalf of such Person.

4.2 The Administrative Agent, the Arranger and the Lenders shall have received all amounts due and payable on or prior to the Fifth Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

4.3 No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Fifth Amendment.

The Administrative Agent is hereby authorized and directed to declare this Fifth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5. Miscellaneous.

5.1 Confirmation. The provisions of the Credit Agreement, as amended by this Fifth Amendment, shall remain in full force and effect following the effectiveness of this Fifth Amendment.

5.2 Ratification and Affirmation; Representations and Warranties. Each Obligor hereby i) acknowledges the terms of this Fifth Amendment; ii) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein; and iii) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Fifth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date and (ii) no Default or Event of Default has occurred and is continuing.

3

5.3 No Waiver; Loan Document. The execution, delivery and effectiveness of this Fifth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the Fifth Amendment Effective Date, this Fifth Amendment shall for all purposes constitute a Loan Document.

5.4 Counterparts. This Fifth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fifth Amendment by facsimile or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

5.5 NO ORAL AGREEMENT. THIS FIFTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. AS OF THE DATE OF THIS FIFTH AMENDMENT, THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6 GOVERNING LAW. THIS FIFTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

5.7 Severability. Any provision of this Fifth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[SIGNATURES BEGIN NEXT PAGE]

4

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as of the date first written above.

PARENT GUARANTOR:	WHITING PETROLEUM CORPORATION

	By:	/s/ James J. Volker
Name: James J. Volker
Title: Chairman and Chief Executive Officer

BORROWER:	WHITING OIL AND GAS CORPORATION

	By:	/s/ James J. Volker
Name: James J. Volker
Title: Chairman and Chief Executive Officer

SIGNATURE PAGE TO FIFTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS:	JPMORGAN CHASE BANK, N.A., as
Administrative Agent and as a Lender

	By:	/s/ David Morris
Name: David Morris
Title: Authorized Officer

SIGNATURE PAGE TO FIFTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF AMERICA, N.A.

By:	/s/ Michael J. Clayborne
Name: Michael J. Clayborne
Title: Vice President

SIGNATURE PAGE TO FIFTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

WELLS FARGO BANK, N.A.

By:	/s/ Sarah Thomas
Name: Sarah Thomas
Title: Vice President

SIGNATURE PAGE TO FIFTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

COMPASS BANK

By:	/s/ James Neblett
Name: James Neblett
Title: Vice President

SIGNATURE PAGE TO FIFTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

UNION BANK, N.A.
(formerly known as Union Bank of California, N.A.)

By:	/s/ Brian Hawk
Name: Brian Hawk
Title: Investment Banking Officer

SIGNATURE PAGE TO FIFTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Tara McLean
Name: Tara McLean
Title: Vice President

SIGNATURE PAGE TO FIFTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

SOVEREIGN BANK, N.A.

By:	/s/ Aidan Lanigan
Name: Aidan Lanigan
Title: SVP

By:	/s/ Puiki Lok
Name: Puiki Lok
Title: VP

SIGNATURE PAGE TO FIFTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THE BANK OF NOVA SCOTIA

By:	/s/ Terry Donovan
Name: Terry Donovan
Title: Managing Director

SIGNATURE PAGE TO FIFTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

SUNTRUST BANK, NA

By:	/s/ Shannon Juhan
Name: Shannon Juhan
Title: Vice President

SIGNATURE PAGE TO FIFTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Joseph Scott
Name: Joseph Scott
Title: Senior Vice President

SIGNATURE PAGE TO FIFTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

BARCLAYS BANK PLC

By:	/s/ Vanessa A. Kurbatskiy
Name: Vanessa A. Kurbatskiy
Title: Vice President

SIGNATURE PAGE TO FIFTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

COMERICA BANK

By:	/s/ Ekaterina Evseev
Name: Ekaterina Evseev
Title: Assistant Vice President

SIGNATURE PAGE TO FIFTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

MORGAN STANLEY BANK, N.A.

By:	/s/ William Jones
Name: William Jones
Title: Authorized Signatory

SIGNATURE PAGE TO FIFTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

RAYMOND JAMES BANK, FSB

By:
Name:
Title:

SIGNATURE PAGE TO FIFTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

ROYAL BANK OF CANADA

By:	/s/ Mark Lumpkin, Jr.
Name: Mark Lumpkin, Jr.
Title: Authorized Signatory

SIGNATURE PAGE TO FIFTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

BOKF, NA DBA BANK OF OKLAHOMA

By:	/s/ Michael M. Logan
Name: Michael M. Logan
Title: Senior Vice President

SIGNATURE PAGE TO FIFTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

RB INTERNATIONAL FINANCE (USA) LLC (formerly known as RZB Finance LLC)

By:	/s/ Shirley Ritch
Name: Shirley Ritch
Title: Vice President

By:	/s/ John A Valiska
Name: John A. Valiska
Title: First Vice President

SIGNATURE PAGE TO FIFTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY

By:	/s/ Trudy Nelson
Name: Trudy Nelson
Title: Managing Director

By:	/s/ Daria Mahoney
Name: Daria Mahoney
Title: Executive Director

SIGNATURE PAGE TO FIFTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Kristin N. Oswald
Name: Kristin N. Oswald
Title: Vice President

SIGNATURE PAGE TO FIFTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

FIFTH THIRD BANK

By:	/s/ Richard Butler
Name: Richard Butler
Title: Senior Vice President

SIGNATURE PAGE TO FIFTH AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

S-21